SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (this “Agreement”), dated May 2, 2017, sets forth the mutual agreement of EZCORP, Inc., a Delaware corporation, for itself and its subsidiaries and affiliates (collectively, the “Company”), and Mark Ashby (“Executive”) regarding Executive’s separation from employment with EZCORP.

1.
Termination of Employment - The Company and Executive acknowledge that Executive’s employment with the Company, and his position as the Company’s Chief Financial Officer, shall terminate effective May 8, 2017 (the “Termination Date”). Until the Termination Date, Executive shall remain an employee of the Company with the same base salary, benefits and perquisites that he is receiving as of the date of this Agreement (including housing allowance and reimbursement of up to $2,500 for preparation of Executive’s final U.S. income tax return).

2.	Severance Benefits - The Company will provide Executive with the following severance benefits:

(a)
Severance Payment - The Company will make a cash payment to Employee in the amount of $700,000 (subject to applicable tax and other withholdings). Such payment shall be made within seven days following the end of the revocation period described in Paragraph 15 below.

(b)	Long-Term Incentive Awards -

(i)
Accelerated Vesting of Restricted Stock - The Company will accelerate the vesting of 4,667 of the “FY15 Performance Shares” described in Paragraph 3(b)(i) below (the “Accelerated RSAs”). Notwithstanding the provisions of the Award Agreement governing the terms and conditions of the FY15 Performance Shares, the Accelerated RSAs shall be fully vested on the day following the end of the revocation period described in Paragraph 15 below.

(ii)
Retention of Earned LTI Units - Executive will be deemed to have "earned" 63,029 of the "FY16 Restricted Stock Units" described in Paragraph 3(b)(iii) below (the "Earned RSUs"). Notwithstanding the provisions of the Award Agreement governing the terms and conditions of the FY16 Restricted Stock Units, the Earned Units will not expire or be forfeited upon the termination of Executive's employment but, rather, will continue to be subject to the vesting provisions set forth in the Vesting Schedule contained in the applicable Award Agreement (including the performance goals described therein).

(c)
SERP Vesting - The Company will accelerate the vesting of Executive's unvested balance in the Company's Supplemental Executive Retirement Plan (the "SERP") as of the Termination Date. Notwithstanding the terms and provisions of the SERP, all of Executive's SERP balance as of the Termination Date shall be fully vested on the day following the end of the revocation period described in Paragraph 15 below.

(d)	Relocation - The Company will pay, or will reimburse Executive for, the following costs associated with Executive's relocation to Australia:

(i)	One-way airfare from Austin, Texas to Australia for Executive and his spouse;

(ii)
The costs associated with terminating the lease on Executive's current housing arrangement in Austin, Texas, as well as the costs of up to one week of temporary accommodations in Austin, Texas pending Executive’s return to Australia;

(iii)	The costs of shipping Executive's household goods and furnishings from Austin, Texas to Australia; and

(iv)	The Company's costs of terminating the lease of the automobiles that the Executive currently leases from the Company.
Executive agrees that the payments and benefits described in this Paragraph 2 fully satisfy the Company’s obligations to pay severance or other compensation to Executive, including (but not limited to) any obligations set forth in his offer letter dated February 22, 2015 (and accepted by him on February 23, 2015). Executive also agrees and acknowledges that such payments constitute adequate and sufficient consideration for the release described in Paragraph 5 below, as well as the other covenants and agreements made by Executive in this Agreement. Executive further agrees and acknowledges that, except as expressly set forth in this Agreement or in the Company’s stock or benefit plans, Executive is not entitled to receive from the Company the payment or distribution of any amounts of pay, bonus, benefits, cash, stock, stock options or other type of property.

3.	Treatment of Executive’s Benefits and Restricted Stock -

(a)
Executive understands and agrees that balances or vested balances he has in any Company benefit plan, including the Company's 401(k) retirement plan and the SERP, will be available to him consistent with applicable laws, regulations and the administrative provisions of the various plan documents (modified as agreed in Paragraph 2(c) above).

(b)	The Company and Executive acknowledge that Executive has received the following awards of Restricted Stock and Restricted Stock Units:

(i)
21,000 shares of Restricted Stock subject to an Award Agreement dated February 1, 2016 (the “FY15 Performance Shares”), 7,000 shares of which vested on February 1, 2016, 7,000 shares of which vested on September 30, 2016 and the remaining 7,000 shares of which were originally scheduled to vest on September 30, 2017 (subject to the attainment of specified performance goals);

(ii)
14,000 shares of Restricted Stock subject to an Award Agreement dated February 1, 2016 (the “FY15 Stock Price Shares”), which shares were originally scheduled to vest in specified increments over a six-year period depending on the market price of the Company’s Class A Non-Voting Common Stock;

(iii)
113,452 Restricted Stock Units subject to an Award Agreement dated March 31, 2016 (the "FY16 Restricted Stock Units"), which units were originally scheduled to vest on September 30, 2018 (subject to the attainment of specified performance goals); and

(iv)
63,291 Restricted Stock Units subject to an Award Agreement dated December 23, 2016 (the "FY17 Restricted Stock Units"), which units were originally scheduled to vest on September 30, 2019 (subject to the attainment of specified performance goals).

The Company has agreed to accelerate the vesting on a portion of the FY15 Performance Shares pursuant to Paragraph 2(b)(i) above and that Executive can retain a portion of the FY16 Restricted Stock Units pursuant to Paragraph 2(b)(ii) above. The remainder of the FY15 Performance Shares and the FY16 Restricted Stock Units, all of the FY15 Stock Price Shares, and all of the FY17 Restricted Stock Units will remain unvested and shall be forfeited as of the Termination Date pursuant to the terms of the applicable Award Agreements.

4.
COBRA Benefits - In accordance with its normal practices, the Company will continue Executive’s current medical benefits coverage until the end of the calendar month immediately following the month in which Executive’s employment is terminated. Following the termination of his employment with the Company, Executive will be eligible for continuation of certain medical benefits under COBRA, at his option and his expense, as provided by law.

5.
Complete Release - Executive hereby fully releases the Company and all of its owners, partners, shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, joint ventures and affiliates, and agents, directors, officers, employees, representatives and attorneys of such subsidiaries and affiliates (collectively, the “Released Parties”), from any and all known or unknown claims or demands Executive may have against any of them. Executive expressly waives and opts out of all claims, whether asserted on an individual or class action basis, against any Released Party arising out of any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort (whether intentional or negligent, including claims arising out of the negligence or gross negligence of any Released Party and claims of express or implied defamation by any Released Party), and any federal, state or other governmental statute, regulation or ordinance, including those relating to employment discrimination, termination of employment, payment of wages or provision of benefits, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act and the Occupational Safety and Health Act. Executive represents that he has not assigned to any other person any of such claims and that he has the full right to grant this release.

Notwithstanding any other provision herein, Executive and the Company agree that Executive is not waiving any future claims based on the Company's obligations under this Agreement or any future claim by Executive for indemnification pursuant to the terms of the Company's Certificate of Incorporation or Bylaws or for insurance coverage or recovery under any liability insurance policy carried by the Company for the benefits of its directors and officers. Company and

Executive hereby acknowledge and agree that if any claim is asserted against Executive for which such indemnification or insurance coverage is or may be available, Executive shall be entitled to be represented by legal counsel (other than the Company’s in-house counsel) at the Company’s expense. Such legal counsel shall be selected by the Company and may be outside counsel that also represents the Company or other related defendants (unless the Company’s outside counsel determines that it is appropriate for Executive to be represented by separate counsel, in which case such separate counsel shall be selected by Executive with the reasonable approval of the Company).
Executive further agrees that he will not voluntarily become a party to, or directly or indirectly aid or encourage any other party in connection with, any lawsuit, claim, demand or adversarial proceeding of any kind involving the Company or any of the Released Parties that relates in any material way to his employment with the Company or that is based on facts about which Executive obtained personal knowledge while employed with the Company. Executive’s compliance with a subpoena or other legally compulsive process will not be a violation of this provision.
Notwithstanding the provisions of the immediately preceding paragraph, nothing in this Agreement shall interfere with Executive's right to file a charge with a governmental agency or to cooperate with a governmental investigation, although Executive will not be able to recover monetary damages in any suit brought by a governmental agency or otherwise, unless the waiver contained in this Agreement is held to be unenforceable, and even then, only to the extent it is held to be unenforceable.
Executive and the Company agree that the provisions of this Paragraph 5 are a material part of this Agreement and the Company would not enter into this Agreement without them.

6.
Non-Admission of Liability - Executive and the Company understand and agree that they are entering into this Agreement to, among other things, resolve any issues relating to Executive's employment with the Company and any issues relating to the commencement or termination of Executive's employment with the Company. By entering into this Agreement neither Executive nor the Company admits any liability or wrongdoing.

7.
Return of Company Documents and Property - Executive agrees that he will return to the Company, on or before the Termination Date, any and all documents relating to the Company or its business operations (and any and all copies thereof, whether in paper form or electronic form), computer equipment, badges, credit cards and any other Company property in his possession or control. Executive agrees that if, at any time after the Termination Date, he should come into possession of any such documents or property, he will return such documents or property to the Company immediately.

8.
Proprietary Information, Non-Competition and Non-Solicitation - The parties acknowledge that, pursuant to the Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement, effective May 26, 2015, between Executive and the Company (the "Noncompete Agreement"), Executive is subject to various obligations regarding (a) the protection and non-disclosure of the Company’s confidential, sensitive and proprietary information, (b) competition with the Company, (c) solicitation of the Company’s customers, suppliers and vendors and (d) solicitation of the Company’s employees. Executive hereby affirms his obligations under the Noncompete Agreement and acknowledges that such provisions shall remain in full force and effect. Executive hereby represents and warrants that he will comply with the terms of the Noncompete Agreement.

9.
Non-Disparagement - Executive agrees that, except as may be required by law or court order, he will not, directly or indirectly, make any statement, oral or written, or perform any act or omission that is or could reasonably be expected to be detrimental in any material respect to the reputation or goodwill of the Company or any Released Party. Further, the Company agrees that, except as may be required by law or court order, it will not, directly or indirectly, make any statement, oral or written, or perform any act or omission which is or could reasonably be expected to be detrimental in any material respect to the reputation or goodwill of Executive. The parties agree and understand that the Company’s obligations under this Paragraph extend only to the members of the Company’s Board of Directors, the Executive Officers of the Company and any employee of the Company who has been authorized by an Executive Officer to communicate, or perform any act or omission, on behalf of the Company with respect to Executive. The parties further agree that truthful statements made in connection with legal proceedings will not violate this provision.

10.	Non-Contact; Cooperation - Executive agrees that, from and after the date of this Agreement:

(a)
Unless specifically requested or authorized by the Company’s Chief Executive Officer, Executive will not engage in any form of communication (whether initiated by Executive or others) with investors or potential investors, commercial bankers or other lenders, financial or industry analysts, investment bankers, or auditors or other financial professionals regarding the Company, the Company’s business or any aspect of Executive’s employment with the Company;

(b)
Unless specifically requested or authorized by the Company’s Chief Executive Officer, Executive will not contact any employee of the Company regarding the Company’s business or any aspect of Executive’s or such employee’s employment with the Company; and

(c)	Executive will cooperate with the Company, to the extent and as requested by the Company’s Chief Executive Officer, in transitioning the management of the Company's Finance function.

11.
Applicable Law and Venue; Waiver of Jury - This Agreement shall be construed in accordance with and governed by the laws of the State of Texas. Executive and the Company agree that the exclusive venue for resolving any dispute between them, including any dispute arising out of or related to this Agreement, shall be the state and federal courts located in Travis County, Texas, and Executive consents to the jurisdiction of the federal and state courts located in Travis County, Texas. Executive further acknowledges and agrees that many of the witnesses and records that would be relevant to any dispute between the parties are located in Austin, Texas, and that Austin, Texas would not be an inconvenient forum for the resolution of any dispute between the parties. Executive hereby waives any objection to Austin, Texas as a forum and venue for the hearing of any dispute between Executive and Company, including any objection based on convenience.

THE COMPANY AND EXECUTIVE WAIVE A TRIAL BY JURY OF ANY OR ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THE COMPANY AND EXECUTIVE, INCLUDING ANY ACTION OR PROCEEDING ARISING OUT OF, UNDER, RELATED TO OR CONNECTED WITH EXECUTIVE'S EMPLOYMENT, THIS AGREEMENT OR ANY OF THE CLAIMS PURPORTED TO BE RELEASED BY THIS AGREEMENT. EXECUTIVE AND THE COMPANY UNDERSTAND THAT ANY CLAIM BETWEEN THEM WILL BE DECIDED BY A JUDGE RATHER THAN A JURY AS A RESULT OF THIS AGREEMENT.

12.
Severability - The fact that one or more Paragraphs (or portion thereof) of this Agreement may be deemed invalid or unenforceable by any court shall not invalidate the remaining Paragraphs or portions of such Paragraphs of this Agreement.

13.
Entire Agreement; Amendments - This Agreement constitutes the entire agreement between Executive and the Company, and supersedes all prior oral or written negotiations and agreements with the Company, concerning the subject matter hereof; provided however, that as noted Paragraph 8 above, the provisions of the Noncompete Areement shall remain in full force and effect in accordance with its terms, and Executive shall remain subject to the obligations set forth therein. Executive understands and acknowledges that any breach of this Agreement or Executive’s continuing obligations under the Noncompete Agreement will entitle the Company to cease making the payments or providing the other benefits described in Paragraph 2 above, and recover any such payments (or the value of any such benefits) previously made or provided, in addition to any other remedies that may be available to the Company. This Agreement may not be amended or modified except by a written agreement signed by Executive and the Company’s Chief Executive Officer.

14.
Certain Acknowledgments - Executive acknowledges (a) that he has carefully read this Agreement and is signing it voluntarily with full knowledge of its contents (including the complete release of claims and demands contained in Paragraph 5), (b) that he has been advised by counsel to the extent he deems necessary, appropriate or desirable and (c) that he understands and accepts all the terms of this Agreement (including the complete release of claims and demands contained in Paragraph 5).

15.
Consideration and Revocation Periods - Executive may take up to 21 days from the date of this Agreement to consider this Agreement. Executive may use as much or as little of this period as he chooses before signing this Agreement. Executive is advised to consult with an attorney before signing this Agreement. If Executive accepts this Agreement, he must sign it and return it to the Company’s General Counsel on or before the expiration of the 21-day period referred to above or the Company’s withdrawal of the offer contained in this Agreement. By signing this Agreement, Executive acknowledges that he was afforded a period of at least 21 days from the date the Company’s proposal was presented to him in which to consider it. Executive understands that any changes that the parties agree to make to this Agreement after it has been presented to him, whether such changes are material or non-material, will not extend the amount of time Executive has to consider the agreement.

In addition, Executive has a period of seven days after the date of his signature set forth below within which to revoke this Agreement. To revoke this Agreement, Executive must notify the Company’s General Counsel of such revocation in writing within seven days from the date Executive signed this Agreement. Executive understands that this Agreement will not become effective or enforceable until the seven-day revocation period has elapsed without Executive's having revoked this Agreement.

Executive further understands that Executive will not receive any of the payments or other benefits described in Paragraph 2 of the Agreement if he revokes this Agreement.
(SIGNATURE PAGE FOLLOWS)

In order for this Agreement to become effective, Executive must sign it in the space provided below and return it to the Company’s General Counsel on or before the close of business on May 23, 2017. If the Company has not received a signed copy of this Agreement by that time, the offer reflected in this Agreement will automatically terminate and expire without further notice from the Company.
EZCORP, INC.
Date:    May 2, 2017         By:    /s/ Stuart I. Grimshaw
Stuart I. Grimshaw,
Chief Executive Officer
Date:    May 2, 2017            /s/ Mark Ashby
MARK ASHBY